UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2003 (February 24, 2003)
(Date of Report (date of earliest event reported))

PHH Corporation
(Exact name of Registrant as specified in its charter)

Maryland	1-7797	52-0551284
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification Number)

1 Campus Drive Parsippany, New Jersey 07054
(Address of principal executive office) (Zip Code)

(973) 428-9700
(Registrant's telephone number, including area code)

Item 5. Other Events

Except as expressly indicated or unless the context otherwise requires, "PHH", "we", "our", or "us" means PHH Corporation, a Maryland corporation, and its subsidiaries.

       On February 24, 2003, Cendant Corporation, our parent company, announced certain management changes, effective March 1, 2003.  John W. Chidsey, Chairman and CEO of Cendant's Vehicle Services Division, which includes our Fleet Management segment, has resigned to pursue opportunities outside of Cendant and that Kevin M. Sheehan, Cendant's Chief Financial Officer, will assume additional responsibility for such division.  Mr. Chidsey will remain as a consultant to Cendant through the second quarter of 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

Date: February 25, 2003	By:	/s/ ERIC J. BOCK
Eric J. Bock
Executive Vice President-Law and Corporate Secretary